CATHOLIC RESPONSIBLE INVESTMENTS FUNDS

Rule 18f-3 Multiple Class Plan (the “Plan”)

Catholic Responsible Investments Funds (the “Trust”), a registered investment company that consists of a number of series, has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), in offering multiple classes of shares in each series listed on the Schedules attached hereto (each, a “Fund,” and together, the “Funds”).

A.	Attributes of Share Classes

1.	The rights of each class of shares of the Funds shall be as set forth in the respective Certificate of Class Designation for each class (each, a “Certificate”) as each such Certificate is attached as Exhibits hereto.

2.	With respect to each class of shares created hereunder, each share of a Fund will represent an equal pro rata interest in the Fund and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will be offered and sold only to investors meeting the qualifications set forth in the Certificate and disclosed in the Trust’s prospectus(es); (iii) each class will separately bear any distribution fees that are payable in connection with a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act (a “Rule 12b-1 Distribution Plan”), and separately bear any service fees that are payable under any service plan entered into with respect to that class which are not contemplated by or within the scope of a Rule 12b-1 Distribution Plan (a “Shareholder Service Plan”); (iv) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund’s operations which are directly attributable to such class (“Class Expenses”); and (v) shareholders of each class will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to such class (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to such class), and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.       Expense Allocations

1.	With respect to each Fund, the expenses of each class shall be allocated as follows: (i) any Rule 12b-1 fees relating to a particular class of shares associated with a Rule 12b-1 Distribution Plan or service fees relating to a particular class of shares associated with a Shareholder Service Plan are (or will be) borne exclusively by that class; (ii) any and all other expenses relating to a particular class that are actually incurred in a different amount by that class (excluding economies of scale discounts) or for which that class receives services of a different kind or to a different degree than other classes are considered “class-specific” expenses and are (or will be) borne exclusively by that class.

2.	Expenses that are not incurred in different amounts by class and for which share classes do not receive services of a different kind or to a different degree than other classes are considered “non-class specific” expenses and shall be allocated in accordance with Rule 18f-3(c)(1)(i).

C.	Amendment of Plan; Periodic Review

1.	This Plan must be amended, as necessary, to properly describe (through additional Exhibits and Certificates hereto) any new class of shares approved by the Board of Trustees of the Trust (the “Trustees” or the “Board”).

2.	The Board, including a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) of the Trust (the “Independent Trustees”), must approve any material amendment of the Plan as it relates to any class covered by the Plan. In approving any material amendment to the Plan, the Board, including a majority of the Independent Trustees, must find that the amendment is in the best interests of each class individually and the Trust as a whole.

Adopted: November 17, 2021

Schedule A

to

CATHOLIC RESPONSIBLE INVESTMENTS FUNDS

Rule 18f-3 Multiple Class Plan

dated November 17, 2021

Fund	Investor Shares	Institutional Shares
Catholic Responsible Investments Magnus 45/55 Fund	X	X
Catholic Responsible Investments Magnus 60/40 Beta Plus Fund	X	X
Catholic Responsible Investments Magnus 60/40 Alpha Plus Fund	X	X
Catholic Responsible Investments Magnus 75/25 Fund	X	X
Catholic Responsible Investments Ultra Short Bond Fund		X
Catholic Responsible Investments Short Duration Bond Fund		X
Catholic Responsible Investments Opportunistic Bond Fund	X	X
Catholic Responsible Investments Bond Fund	X	X
Catholic Responsible Investments Equity Index Fund		X
Catholic Responsible Investments Multi-Style US Equity Fund	X	X
Catholic Responsible Investments International Equity Fund	X	X
Catholic Responsible Investments Small-Cap Fund		X
Catholic Responsible Investments International Small-Cap Fund		X

EXHIBIT A.1

CATHOLIC RESPONSIBLE INVESTMENTS FUNDS

CERTIFICATE OF CLASS DESIGNATION

Investor Shares

1.	Class-Specific Distribution Arrangements, Other Expenses

Investor Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee, but are subject to a service fee that is payable under a Shareholder Service Plan.

Under the terms of the Shareholder Service Plan, each Fund is permitted to compensate, out of the Investor Shares assets, in an annual amount up to 0.15% of the average daily net assets of the Investor Shares, Service Providers (as defined in the Shareholder Service Plan) that have established a shareholder servicing relationship with the Fund on behalf of their customers who are Investor Shares shareholders, as described in the Funds’ prospectus(es).

2.	Eligibility of Purchasers

Investor Shares are available to individual and institutional investors and may require a minimum initial investment, as described in the Funds’ prospectus(es).

3.	Voting Rights

Each shareholder of Investor Shares will have one vote for each full Investor Shares held and a fractional vote for each fractional Investor Shares held. Shareholders of Investor Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to Investor Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to Investor Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Investor Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.	Exchange Rights

Upon request, shareholders may exchange Investor Shares of a Fund for Investor Shares of another Fund, if and to the extent an exchange right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the exchange meets the eligibility requirements of the Fund into which such shareholder seeks to have his/her/its shares exchanged, as set forth in the Funds’ prospectus(es).

5.	Conversion Rights

a. Conversion at the Option of a Shareholder

Shareholders of Investor Shares of a Fund may convert such Investor Shares into another Class of shares of the same Fund (an “Intra-Fund Conversion”), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the Fund’s prospectus(es).

b. Conversion at the Option of a Fund

In the event that a shareholder no longer meets the eligibility requirements for investment in Investor Shares, each Fund may, in its discretion, elect to convert such shareholder’s Investor Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s Investor Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

6.	Limitation on Conversion and Exchange Rights

Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Funds to make available for investment only certain Funds or certain Classes of shares of the Funds, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.

EXHIBIT A.2

CATHOLIC RESPONSIBLE INVESTMENTS FUNDS

CERTIFICATE OF CLASS DESIGNATION

Institutional Shares

1.	Class-Specific Distribution Arrangements, Other Expenses

Institutional Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee or a shareholder service fee.

2.	Eligibility of Purchasers

Institutional Shares are available to individual and institutional investors and may require a minimum initial investment, as described in the Funds’ prospectus(es).

3.	Voting Rights

Each shareholder of Institutional Shares will have one vote for each full Institutional Shares held and a fractional vote for each fractional Institutional Shares held. Shareholders of Institutional Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to Institutional Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to Institutional Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Institutional Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.	Exchange Rights

Upon request, shareholders may exchange Institutional Shares of a Fund for Institutional Shares of another Fund, if and to the extent an exchange right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the exchange meets the eligibility requirements of the Fund into which such shareholder seeks to have his/her/its shares exchanged, as set forth in the Funds’ prospectus(es).

5.	Conversion Rights

a. Conversion at the Option of a Shareholder

Shareholders of Institutional Shares of a Fund may convert such Institutional Shares into another Class of shares of the same Fund (an “Intra-Fund Conversion”), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the Fund’s prospectus(es).

b. Conversion at the Option of a Fund

In the event that a shareholder no longer meets the eligibility requirements for investment in Institutional Shares, each Fund may, in its discretion, elect to convert such shareholder’s Institutional Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s Institutional Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

6.	Limitation on Conversion and Exchange Rights

Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Funds to make available for investment only certain Funds or certain Classes of shares of the Funds, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.